EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Larry Adeleye	Kyle Anderson
	AVP, Investor Relations	Director of Media Relations
	(614) 917-5108	(614) 917-5497

State Auto Financial Reports Third Quarter 2009 Results

•	Quarterly earnings of $0.33 per share

•	Quarterly GAAP combined ratio of 102.5

•	Book value per share increases $1.36 to $21.00

COLUMBUS, OHIO – October 22, 2009 – State Auto Financial Corporation (NASDAQ: STFC) today reported third quarter 2009 net income of $13.0 million, or $0.33 per diluted share, versus a net loss of $14.7 million, or $0.37 per diluted share, for the third quarter of 2008. Net income from operations* per diluted share for the third quarter of 2009 was $0.27 versus a net loss of $0.30 for the same 2008 period.

STFC’s GAAP combined ratio for the quarter was 102.5 versus 116.2 for the third quarter of 2008. Catastrophe losses, net of loss recoveries under the company’s aggregate catastrophe reinsurance treaty, accounted for 3.6 points of the total 68.3 loss ratio points, or $10.8 million, during the third quarter this year, compared to 19.5 points of the total 82.4 loss ratio points, or $54.7 million, for the same period in 2008.

Net written premium for the quarter increased 5.5% over the same period in 2008. STFC’s book value was $21.00 per share as of September 30, 2009, an increase of $1.36 per share from STFC’s book value on June 30, 2009. Return on stockholders’ equity for the 12 months ended September 30, 2009 was negative 0.6% compared to positive 1.3% for the 12 months ended September 30, 2008.

For the first nine months of 2009, STFC had a net loss of $4.2 million, or $0.11 per diluted share, compared to a net loss of $30.5 million or $0.77 per diluted share for 2008. The GAAP combined ratio for 2009 was 108.3, as compared to 114.5 for 2008. Catastrophe losses, net of loss recoveries under the aggregate catastrophe reinsurance treaty, accounted for 10.4 points of the total 74.6 loss ratio points, or $91.5 million for the first nine months of 2009, compared to 19.8 points of the total 81.1 loss ratio points, or $166.5 million, for the same period in 2009. Net written premiums increased 5.7% for the first nine months of 2009. Book value per share increased $1.77 per share to $21.00 per share from STFC’s book value on December 31, 2008.

“In addition to reporting earnings for the quarter, STFC’s top line growth remained strong. Our net written premium increase was once again driven by standard private passenger auto, which grew 16.5%. The positive new business, policy count, and written premium growth trends in personal insurance continued in the third quarter. Retention was strong, even as we took needed rate increases across our lines of business. On the business insurance side, we have applied constant and sustained pressure on rates that, combined with product and service enhancements, has allowed us to maintain profitability despite a loss of premium resulting from the poor economy,” said STFC Chairman, President and CEO Bob Restrepo.

“Our investment portfolio performed very well, contributing to the $1.36 increase in our book value per share. Overall, we were pleased with our non-catastrophe loss ratios. At the same time, our third quarter catastrophe loss ratio was the lowest since 2002 thanks to unusually good weather and the impact of our aggregate catastrophe reinsurance treaty. New products, new technology, and the ongoing reorganization of our sales, underwriting and claims divisions continue to have a positive impact on STFC’s performance. We expect to complete our reorganization by the end of 2010 positioning us well for lower costs, higher levels of productivity and service, and profitable growth with our independent agency partners,” Restrepo added.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. The company markets its personal and business insurance products exclusively through independent insurance agencies in 33 states and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group is rated A+ (Superior) by the A.M. Best Co. and consists of State Automobile Mutual, State Auto Property & Casualty, State Auto National, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual and Litchfield Mutual Fire. Additional information on State Auto Financial Corporation can be found online at www.StateAuto.com.

* Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to company management and investors, differs from GAAP net income only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, in 2009 this amounted to income of $0.06 per diluted share for the third quarter and a loss of $0.08 for 2009 year to date, versus losses of $0.07 and $0.06 for the same 2008 periods, respectively.

STFC has scheduled a conference call with interested investors for Thursday, October 22, at 10 a.m. ET to discuss the company’s third quarter 2009 performance. Live and archived broadcasts of the call can be accessed via the Investor site of www.StateAuto.com. A replay of the call can be heard beginning at noon, October 22, by calling 800-925-1635. Supplemental schedules detailing the company’s third quarter 2009 financial, sales and underwriting results will be made available at the Investor site of www.StateAuto.com prior to the conference call.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three Months Ended September 30	Nine Months Ended September 30
(In millions, except per share amounts)	2009	2008	2009	2008
Net premiums written	$314.3	$297.8	$919.4	$923.7	(B)

Earned premiums	298.3	280.7	876.9	841.0
Net investment income	21.6	23.0	60.7	67.7
Net realized gain (loss) on investments	3.6	(4.3)	(5.2)	(3.7)
Other income	1.0	1.2	3.0	3.6

Total revenue	324.5	300.6	935.4	908.6

Income (loss) before federal income taxes	13.7	(30.2)	(28.9)	(69.4)

Federal income tax expense (benefit)	0.7	(15.5)	(24.7)	(38.9)

Net income (loss)	$13.0	$(14.7)	$(4.2)	$(30.5)

Earnings (loss) per share:
- basic	$0.33	$(0.37)	$(0.11)	$(0.77)
- diluted	$0.33	$(0.37)	$(0.11)	$(0.77)

Earnings (loss) per share from operations (A):
- basic	$0.27	$(0.30)	$(0.03)	$(0.71)
- diluted	$0.27	$(0.30)	$(0.03)	$(0.71)

Weighted average shares outstanding:
- basic	39.7	39.5	39.7	39.8
- diluted	39.9	39.5	39.7	39.8

Return on equity (LTM)	-0.6%	1.3%

Book value per share	$21.00	$19.94

Dividends paid per share	$0.15	$0.15	$0.45	$0.45

Total shares outstanding	39.7	39.5

GAAP ratios:
Loss and LAE ratio	68.3	82.4	74.6	81.1
Expense ratio	34.2	33.8	33.7	33.4

Combined ratio	102.5	116.2	108.3	114.5

Reconciliation of non-GAAP financial measure:
(A) Net income (loss) from operations:
Net income (loss)	$13.0	$(14.7)	$(4.2)	$(30.5)
Less net realized gain (loss) on investments, less applicable federal income taxes	2.2	(2.8)	(2.9)	(2.4)

Net income (loss) from operations	$10.8	$(11.9)	$(1.3)	$(28.1)

(B)

Net premiums written for the nine months ended September 30, 2008, includes $53.6 million of unearned premiums transferred to STFC in connection with the addition of The Patrons Group, Beacon National and SAMMI to the State Auto Pool, effective January 1, 2008.